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                                                                    EXHIBIT 10.6

                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT


         THIS CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Agreement") is entered into this 14th day of August, 1995, by and between Park 'N View, Ltd., a Florida limited partnership ("PNV"), with its headquarters at 3403 N.W. 55th Street, Building #10, Ft. Lauderdale, Florida, AMBEST, a Tennessee corporation ("AMBEST"), with its headquarters at Harpeth on the Green One, 101 West Park Drive, Suite 230, Brentwood, Tennessee 37027, and ________________________, a ___________________ corporation (the "Operator")
with its headquarters at

_______________________________________________________.

         WHEREAS, AMBEST is an association, the members of which are the owners or operators of 150 full-service travel plaza truckstops;

         WHEREAS, Operator is a member of AMBEST and the owner or operator of ____________ (___) full-service travel plaza truckstops which are located at the addresses listed on Schedule 1 hereto, all of the aforesaid hereinafter individually being referred to as a "Truckstop" and collectively being referred to as the "Truckstops"; and

         WHEREAS, PNV has designed and developed the concept and equipment ("the System") to (i) enable truck drivers to: (a) receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, fax or other data services while remaining in or near their vehicles parked at the Truckstop; and (ii) sell advertising to be broadcast over the System (collectively, the "Services"); and

         WHEREAS, AMBEST and Operator desire to engage PNV to install the System and provide the Services at the Truckstops.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, PNV, AMBEST and Operator intending to be legally bound, hereby mutually agree as follows:



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         1.       Purpose. PNV, AMBEST and Operator hereby agree that PNV shall install the System at certain of the Truckstops and that PNV, AMBEST and Operator shall operate the System at such Truckstops pursuant to the terms of this Agreement. PNV shall initially install the System at one or more of the Operator's Truckstop(s) to be mutually agreed upon by PNV and Operator within thirty (30) days of the date of this Agreement. If the gross revenue derived from the sale of the Services at the initial Truckstop(s) exceeds an average of $45 per wired stall per month for the period commencing 90 days after the On-Line Service Date (defined in Section 2(g)) and terminating 180 days after the On-Line Service Date (the "Financial Milestone"), then PNV shall have the right to proceed with the installation of the System at the Operator's remaining Truckstops. If the Financial Milestones are not met, then the Operator shall not be obligated to permit and PNV shall not be obligated to proceed with the installation of the System at the Operator's other Truckstops.

         2.       Installation of Equipment.

                  (a) PNV shall, at its sole cost and expense, and in the manner herein provided, install at each Truckstop equipment consisting of the following:

                           (i)               equipment for the provision and
                                    distribution of the Services.

                           (ii)              outlet ports to parking spaces to
                                    provide users with access to the Services.

                           (iii)             equipment designed to (a) monitor
                                    the use of the Services and (b) account for all receipts for billing and revenue sharing purposes either independently and/or in conjunction with the Truckstop's existing cash register system.

                           (iv)              such other equipment or services as
                                    may be agreed upon by PNV and Operator
                                    including, without limitation, the provision of AC power to parking spaces at certain of the Truckstops, the installation of phone-debit card dispensers or the sale of phone-debit cards at the fuel desk. Prior to installing such additional equipment or providing such additional services, PNV and Operator shall mutually agree to a reasonable adjustment to the profit allocations set forth in Section 8 in order to reflect PNV's differing profit margins and increased capital costs with respect to the installation of such additional equipment and the provision of such additional services at the Truckstops.

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All of the foregoing equipment as currently used by PNV is described on Schedule
2 hereto and is hereinafter together with any additions or deletions to said equipment collectively referred to as the "PNV Equipment". PNV reserves the right to make additions to and deletions from the PNV Equipment to be installed at each Truckstop. PNV shall attempt, on average, to provide the Services to at least 75% of the truck parking spaces located at each Truckstop at which it installs the System. However, PNV shall determine at which Truckstops it shall install the System and the precise number and location of the truck parking spaces at which the Services shall be provided at such Truckstops taking into account such factors as the cost of construction and implementation, the layout of the parking facilities, the usage of particular parking rows to drop trailers and such other factors as PNV may deem relevant.

                  (b) Operator shall make available to PNV a sufficient area in which to install the PNV Equipment including: (i) such area as is required for the installation of satellite dish(es); (ii) a secured air-conditioned interior area of approximately 50 square feet for the installation of the headend equipment and the telephone and related monitoring equipment; and (iii) an area at the fuel desk and/or the travel store for installation of the equipment required for activation and sale of the Services (hereinafter collectively referred to as the "Equipment Area").

                  (c) PNV shall have the right to install, at its sole cost and expense, underground and above ground but not overhead, transmission and distribution cables and equipment through all parking areas at each Truckstop (and any Operator owned or managed hotels and motels, located at or adjacent to a Truckstop, as may be mutually agreed) as is necessary and appropriate to install the System and to provide the Services. All construction shall be with aerial or buried cable as deemed appropriate by PNV and at all times subject to Operator's reasonable prior approval. PNV shall have the right to run additional transmission lines under and through each Truckstop, at reasonable times and locations, to serve adjacent properties (including hotels or motels), if in the future any such Truckstop expands its operations to include such properties.

                  (d) PNV shall be entitled to have continued access to the Equipment Area and all parking areas for purposes of installing, repairing and monitoring the System and the Services. PNV shall take all reasonable care and make every reasonable effort to minimize damage and disruption to the premises during the installation and operation of the System at each Truckstop. Prior to commencement of any construction, Operator will approve the methods and materials to be used by PNV with respect to the installation of the System. PNV will repair any material damage to the Truckstop which is caused by PNV. However, PNV shall not be responsible for any existing defects or deficiencies or the normal wear and tear to the parking lot or the Truckstop.

                  (e) PNV shall on a timely basis secure, and continuously maintain in full force and effect, all licenses, permits and approvals required by governmental authorities with


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respect to the installation of the System and the providing of the Services.
Operator shall assist PNV in obtaining any such licenses, permits, or approvals upon PNV's request.

                  (f) PNV shall install the PNV Equipment in a workmanlike and efficient manner, without unreasonable interference with the operation of each Truckstop. PNV shall use its best efforts to complete the installation of the System at each Truckstop within ninety (90) days of commencement of the installation at each Truckstop. However, failure to install the System at one or more of the Truckstops within said ninety (90) day period, because of either PNV's or Operator's actions or inactions shall not constitute a breach of this Agreement.

                  (g) After completion of the installation of the System at a Truckstop, PNV shall provide Operator with written notice of the date on which the sale of the Services shall commence at each such Truckstop (hereinafter referred to as the "Truckstop Service Date").

         3.       Rights and Duties of The Parties With Respect To The PNV
                  Equipment.

                  (a) Notwithstanding the fact that certain parts of the PNV Equipment may be affixed to each Truckstop, the PNV Equipment shall not become a fixture thereto and shall remain the property of PNV. AMBEST and Operator acknowledge that the System, the Services and the PNV Equipment and the manner of its operation and installation are proprietary to PNV. Accordingly, AMBEST and Operator shall use their best efforts to insure that all information and data concerning the System, the Services and the PNV Equipment shall not be divulged, and (except in the case of emergency) that access to the System and the PNV Equipment shall not be given to any person or persons other than personnel authorized by PNV.

                  (b) Upon the termination of this Agreement for any reason, PNV shall have the right, at its sole cost and expense, to remove any or all of the PNV Equipment from each Truckstop, or at its option to: (a) sell or lease it to the Operator or its successors, nominees or assignees; or (b) abandon it, without any further liability whatsoever. PNV shall, if it elects to remove the System, restore each Truckstop as near as reasonably possible to the condition of such premises prior to the installation of the System, normal wear and tear excepted, but shall not be obligated to remove any underground cables.

         4.       Programming and Telecommunications Services to Be Provided.

                  (a) PNV shall make the Services available on the System as follows:

                           (i)               PNV shall source and deliver a
                                    programming package consisting of a minimum of eleven (11) channels of entertainment programming. PNV shall pay the cost of all such programming. The current programming schedule to be broadcast by PNV is as

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                                    set forth on Schedule 3. PNV shall have the
                                    right to determine and make changes to the programming schedule from time to time.

                           (ii)              In addition to the eleven (11)
                                    channel entertainment lineup, there shall be other channels which shall be used to provide a programming schedule and advertising. Net profits (after payment of all directly related expenses) generated by advertising on such channels at each Truckstop shall be divided as follows: 50% to PNV and 50% to Operator. All advertising revenue and other revenues and commissions generated by these channels shall not be considered "Gross Receipts" (as defined in Section 8(a)) for purposes of the Agreement.

                           (iii)             PNV may provide pay-per-view or
                                    other non-traditional cable channels or
                                    services as part of the Services. The net profits (after payment of all directly related expenses) from such additional channels or services shall be divided as follows: 50% to PNV and 50% to Operator. All revenues and commissions generated by these channels shall not be considered Gross Receipts for purposes of the Agreement.

                           (iv)              PNV may also provide telephone
                                    service to certain parking slots at each Truckstop. The current telephone and related services which may be offered by PNV are set forth on Schedule 4. PNV shall have the right to determine and make changes to the specific types of telecommunication services which may be provided to a particular Truckstop from time to time.

         5. Operation of the System and Sale and Promotion of the Services.

                  (a) PNV shall, from time to time, at its sole cost and expense, train the Operator and its fuel desk employees with respect to the operation of the point of sale equipment and the sale and promotion of the Services. The Operator and its fuel desk employees shall be responsible for the operation of the point of sale equipment and the sale and promotion of the Services. The Operator shall be responsible for training its future employees with respect to the operation of the point of sale equipment and the sale and promotion of the Services.

                  (b) AMBEST and Operator may also supply PNV, at no cost to PNV, certain advertising and promotional materials relating to the System and the Services which may be developed by AMBEST or Operator, with the approval of PNV. PNV may also


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develop and supply to Operator and AMBEST, at no cost to Operator or AMBEST, certain advertising and promotional materials relating to the System and the Services. Operator and AMBEST shall utilize and display all such materials at each Truckstop with respect to the sale and promotion of the Services.

                  (c) Operator shall use their best efforts to assure that the management, fuel desk employees and other personnel promote the use of the Services by the truck drivers frequenting the Truckstop. AMBEST, Operator and PNV may mutually agree from time to time to implement sales incentive programs for the fuel desk employees and other personnel to promote the sale of the Services. AMBEST, Operator and PNV shall share the cost of implementing and funding any such mutually agreed upon incentive programs.

                  (d) Operator shall provide proper follow up training for its personnel during their working hours with respect to the sale and promotion of the Services, the operation of the System, and the maintenance of the PNV Equipment as may be reasonably requested by PNV from time to time. PNV shall also be entitled to have its own employees or agents engage in the sale and the promotion of the Services at any Truckstop, provided that PNV's employees and agents do not interfere with the operation of said Truckstop.

         6.       Maintenance of the PNV Equipment and the System.

                  (a) PNV agrees to maintain a good quality signal and reception through the System comparable to the signal and reception supplied for regular television programming and telecommunications services to home consumers.

                  (b) Operator shall assign responsibility for the day to day maintenance of the System to the Operator's trained staff members.

                           (i)               Such trained staff members shall:
                                    (i) replace failed connecting drop cables and accessories with equipment to be furnished by PNV at its cost; (ii) maintain the cable and phone boxes in the outside hookups in proper operating order, including frequent cleaning and removal of debris (i.e. oil, dirt, ice, snow, etc.); and (iii) replace cable and phone connection outlets in the outside hookups with equipment furnished by PNV at its cost.

                           (ii)              If a mechanical problem arises
                                    other than through a failed connecting cable or accessory, Operator shall contact PNV by telephone at PNV's office. If necessary, PNV shall, within a reasonable response period, either authorize Operator to contact a designated repair technician or dispatch a designated repair technician to make the necessary repairs to the System.

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         7.       Term.

                  (a) The term of this Agreement as it applies to each Truckstop shall be for a period of five (5) years commencing on the Truckstop Service Date and terminating on the fifth anniversary of the Truckstop Service Date (the "Term"). Subject to Section 7(b) and Section 17, the Term shall automatically be extended for a five (5) year renewal period (the "Automatic Renewal Term") provided that, as a condition to the commencement of the Automatic Renewal Term, Operator shall be entitled to receipt of the increased percentage of Gross Receipts set forth in Section 8(a). Upon the expiration of the Automatic Renewal Term, PNV and Operator may mutually agree to an additional five (5) year renewal term (the "Optional Renewal Term"), provided that, as a condition to the commencement of the Optional Renewal Term, Operator shall be entitled to receipt of the increased percentage of Gross Receipts set forth in
Section 8(a).

                  (b) Either PNV or Operator may terminate this Agreement at the end of the Automatic Renewal Term by giving written notice to the other party on or before the 90th day prior to the end of the Automatic Renewal Term. Unless either Operator or PNV exercises its right of termination in a timely basis, the Term shall be automatically extended for five (5) years.

         8.       Fees.

                  (a) Subject to PNV's right to the Priority Payment (as defined in Section 8(b)), the monthly Gross Receipts derived at each Truckstop shall be allocated between PNV and Operator as follows: (i) during the Term, sixty-five percent (65%) to PNV and thirty-five percent (35%) to Operator; (ii) during the Automatic Renewal Term, sixty percent (60%) to PNV and forty percent (40%) to Operator; and (iii) during the Optional Renewal Term, fifty-five percent (55%) to PNV and forty-five percent (45%) to Operator.

For these purposes, "Gross Receipts" for any period shall mean the aggregate gross amount collected by the Operator, during any calendar month, from the sale of the Services during such period less the amount of taxes, if any, which are required to be charged by Operator to the user of the Services and less any refunds for faulty service or equipment. Notwithstanding the foregoing, for purposes of this Agreement, "Gross Receipts" shall not include any revenue received by PNV or the Operator for: (i) for advertising displayed by PNV pursuant to Section 4(a)(ii) or; (ii) pay-per-view or other additional channels or services provided as part of the Services pursuant to Section 4(a)(iii).

                  (b) Operator hereby agrees that, for a term of five (5) years commencing on the Truckstop Service Date, if the Gross Receipts derived at any Truckstop are less than Forty-Six Dollars ($46.00) per wired stall during any calendar month, then PNV shall be entitled to


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retain the first Thirty Dollars ($30.00) per wired stall derived at such
Truckstop (the "Priority Payment") and Operator shall be entitled to any Gross Receipts in excess of said Thirty Dollars ($30.00). If the revenue derived from the Truckstop is less than the Priority Payment due to PNV for any particular month, the Operator shall not be obligated to fund any such deficiency. If the Gross Receipts derived at any Truckstop during a calendar month are equal to or greater than Forty-Six Dollars ($46.00) per wired stall, then PNV shall not be entitled to any Priority Payment and all Gross Receipts shall be allocated between PNV and Operator pursuant to Section 8(a). Estimated revenue projections indicating the calculation of the Priority Payment under various assumptions are set forth on Schedule 5 attached hereto.

                  (c) Operator shall collect all applicable fees and taxes from the users of the Services and shall secure and account for all funds collected. Billing is to be made on a unit basis in accordance with the rates and procedures to be specified by PNV from time to time. PNV may, with Operator's consent, which shall not be unreasonably withheld, adjust the charge per use for any particular Service and shall notify Operator in writing of such change and the effective date of the change. All monies collected by Operator shall be held in trust by Operator for PNV and shall remain the property of PNV. Any taxes due on the Services provided are to be collected by Operator from the user over and above the charge established by PNV for the particular Services and said taxes shall be remitted by Operator to the proper governmental agency.

                  (d) All Gross Receipts and other revenues received by Operator with respect to the sale of the Services shall be deposited by Operator into PNV's local bank account on a weekly basis. All amounts due to Operator from PNV for each calendar month shall be paid to Operator by PNV within ten
(10) days of the close of each calendar month.

                  (e) At weekly intervals during each calendar month, Operator shall inform PNV of: (i) the amount of the use of the Services; (ii) the amount of the Gross Receipts and other revenue received with respect to the sale of the Services, Park 'N View cable drops, adapters and connectors, telephones and television rentals; (iii) the amount of the taxes required to be collected and paid by the Operator; and (iv) other such operating data of each Truckstop as PNV may reasonably request which will assist PNV in evaluating the use and marketing of the Services.

                  (f) The books and records of the Operator and PNV pertinent to the Gross Receipts and other revenue and taxes received with respect to the sale of the Services for any calendar month shall be open for inspection and audit by an authorized representative of either Operator or PNV upon five (5) business days notice to said party.


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         9.       Exclusivity.

                  (a) If the Financial Milestone is met, PNV shall, during the term of this Agreement (and any renewal term), have the exclusive right to install the System and provide the Services to each Truckstop and any additional truckstops in which Operator acquires an interest (whether owned, leased or operated under a contract or some similar agreement). Operator shall advise PNV of its acquisition of a truckstop or any interest in a truckstop (whether owned, leased or operated under a contract or some similar arrangement) within 60 days of the closing of the acquisition of said interest. If the Financial Milestone is not met and the Operator does not proceed with the build-out of the remaining Truckstops, the Operator shall not, for a period of thirty (30) months from the date of this Agreement, contract with a party other than PNV for the installation, operation or ownership of a system which provides for the distribution of video or audio services, telephone, fax or other data services to the truck parking spaces. If the Financial Milestone is not met and PNV does not proceed with the build-out of the remaining Truckstops, the Operator shall be permitted to contract with a party other than PNV for the installation, operation or ownership of a system which provides for the distribution of video or audio services, telephone, fax or other data services to the truck parking spaces.

                  (b) PNV shall have: (i) the exclusive right to sell to Operator coaxial and phone cables for use with the Services at competitive prices; and (ii) the nonexclusive right to sell to Operator television, telephone and cable accessories and adapters for use with the Services. After purchasing the foregoing items from PNV, Operator shall be entitled to resell such items to its customers and retain all profits from such resales. PNV shall have the exclusive right to provide televisions for rent (but not for sale) to the users of the Services at each Truckstop. All fees charged for television rentals shall be considered Gross Receipts and shall be allocated between Operator and PNV pursuant to the provisions of Section 8(a).

         10. Rights Granted to PNV. Operator hereby grants and conveys to PNV, for the Term of this Agreement (and any renewal term), a non-exclusive easement, license and covenant in, over, under and across the premises of each Truckstop. The purpose of said easement and license shall be for installing, maintaining, repairing, replacing and operating the System and providing the Services. PNV shall be entitled to record this Agreement or a memorandum memorializing the terms of the easement, license and covenant granted herein for purposes of perfecting its interest as a matter of public record. Operator agrees that if it sells, assigns, transfers or otherwise disposes of its interest in one or more of the Truckstops (through a change of control or otherwise) the acquireror of such interest or assets shall assume the Operator's rights and obligations hereunder.

         11.      Representations and Warranties of PNV.

                  (a) PNV is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida and has full power and authority: (i) to enter


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into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by PNV has been duly authorized by all necessary action of PNV. This Agreement and each of the other documents to be executed and delivered by PNV pursuant to this Agreement have been duly executed and delivered by PNV and are the valid and binding obligations of PNV enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by PNV pursuant to this Agreement will not: (i) conflict with or violate any provision of PNV's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against PNV; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against PNV.

                  (c) PNV is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

                  (d) All of the information contained in the representations and warranties of PNV set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

         12.      Representations and Warranties of Operator.

                  (a) Operator is a corporation duly organized, validly existing and in good standing under the laws of the State of __________________ and has full corporate power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by Operator has been duly authorized by all necessary corporate action of Operator. This Agreement and each of the other documents to be executed and delivered by Operator pursuant to this Agreement have been duly executed and delivered by Operator and are the valid and binding obligations of Operator enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by Operator pursuant to this Agreement will not: (i) conflict with or violate any


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provision of Operator's Articles of Incorporation, By-laws, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Operator; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Operator.

                  (c) Operator is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

                  (d) All of the information contained in the representations and warranties of Operator set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

         13.      Representations and Warranties of AMBEST.

                  (a) AMBEST is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by AMBEST has been duly authorized by all necessary corporate action of AMBEST. This Agreement and each of the other documents to be executed and delivered by AMBEST pursuant to this Agreement have been duly executed and delivered by AMBEST and are the valid and binding obligations of AMBEST enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by AMBEST pursuant to this Agreement will not: (i) conflict with or violate any provision of AMBEST's Articles of Incorporation, By-laws, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against AMBEST; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against AMBEST.

                  (c) AMBEST is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.


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                  (d)      All of the information contained in the
representations and warranties of AMBEST set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

         14.      Risk of Loss and Insurance; Indemnification.

                  (a) PNV shall bear the risk of loss for: (i) damage to or destruction of the PNV Equipment and the System installed at each Truckstop which is caused by the negligence or willful misconduct of PNV, its employees, contractors, agents and customers; and (ii) injury to persons or damage to property arising from the installation or repair of the PNV Equipment and the System (except to the extent such damage is occasioned by any act, omission or negligence of Operator, its employees, contractors or agents). After the PNV Equipment has been installed and the System is operational, PNV shall have no liability for damages or injury resulting from the operation or use of the System.

                  (b) Operator shall be responsible for the repair, replacement and maintenance resulting from damage or destruction of the PNV Equipment and the System and all component parts thereof and damage to persons or property to the extent such damage or destruction is caused by the negligence or willful misconduct of the Operator, its employees, contractors or agents.

                  (c) Operator shall maintain during the Term of this Agreement (or any renewal term), at its sole cost and expense, comprehensive public liability insurance in the minimum amount of $1,000,000 providing coverage at each Truckstop against any claims relating to the operation or use of the System or the sale or provision of the Services and shall ensure that PNV is named as an additional loss payee in respect of such insurance or is otherwise covered as its interest may appear.

         15. Force Majeure. Neither party shall have any liability for the failure to perform or a delay in performing any of its obligations if such failure or delay is the result of any legal restriction, labor dispute, strike, boycott, flood, fire, public emergency, revolution, insurrection, riot, war, unavoidable mechanical failure, interruption in the supply of electrical power or any other cause beyond the control of any party acting in a reasonable business-like manner, whether similar or dissimilar to the causes enumerated above.


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

         16.      Assignment.

                  (a) AMBEST and Operator may, with the consent of PNV, assign their interests in this Agreement to a party gaining or acquiring ownership or operating control of either AMBEST, Operator or any Truckstop, and any such assignee shall be bound by the terms of this Agreement and no such assignment will release AMBEST or Operator from its obligations hereunder unless specifically consented to by PNV.

                  (b) PNV may convert from a limited partnership to a corporation, in which case PNV shall be entitled to assign this Agreement to said corporation. PNV may, without the consent of AMBEST or Operator, but upon notice to AMBEST and Operator, assign its interest in this Agreement to any party, including without limitation, to any bank, recognized lending or leasing institution or investor.

         17. Breach. In the event that any party shall fail in any material respect to perform any obligation under this Agreement, one or more of the other parties may in writing notify the non-performing party that such failure constitutes a breach. If the breach is not remedied or cured within thirty (30) days following receipt of the notice of breach, one or more of the non-breaching parties may terminate this Agreement by notice to the breaching party.

         18. Financial Information. PNV shall not be required to commence installation of the PNV Equipment or provide the Services to any Truckstop until such time as Operator has provided PNV with a copy of its financial statement for its most recently completed fiscal year, and its financial statement for the most recently completed quarter, and until PNV has determined that, based on such statements, PNV agrees to proceed with the installation of the System at the Truckstops. PNV covenants and agrees to notify Operator of its decision in this regard within 30 days of receipt of the financial statements.

         19. Ownership and Confidentiality. AMBEST and Operator recognize and agree that PNV shall, during the term of this Agreement and thereafter, retain sole ownership of the System and the PNV Equipment. AMBEST and Operator recognize the proprietary nature of the concept and the design of the System, the PNV Equipment and the Services and further recognizes the fact that serious financial loss, or loss of potential business may be incurred by PNV through the divulgence of any information with respect to any of the foregoing. Accordingly, AMBEST and Operator agree to maintain and cause each of its employees and agents to maintain and keep strictly confidential all information that it obtains or receives in conjunction with the System, the PNV Equipment and the Services. In the event of any breach of this provision, AMBEST and Operator agree to reimburse, indemnify and hold PNV harmless with respect to any and all damages, costs and expenses that it may incur in connection with such breach. AMBEST and Operator further agree that the "Park N' View" name and logo shall be and remain the property of PNV and all references by AMBEST or Operator to the System or the Services shall incorporate and/or refer to PNV by its full name

(Park N' View), whether in literature, electronic or print displays, articles, advertising, billboards, banners or otherwise. The name, Park 'N View, is, or will be, a registered service mark of PNV and to the extent required by PNV, AMBEST and Operator shall execute a no cost limited license agreement for the use of such service mark.

         20.      General Provisions.

                  (a) Notices. All notices required or permitted hereunder shall be in writing and, may either be delivered by overnight courier, transmitted by facsimile, or delivered by the United States Mail, postage prepaid, addressed as follows:

        To PNV:                               Ian Williams, President
                                              Park 'N View, Inc.
                                              3403 N.W. 55th Street
                                              Building #10
                                              Ft. Lauderdale, Florida 33309
                                              Fax Number: (305) 730-2298

        With a copy to:                       James M. O'Connell, Esq.
                                                       Petree Stockton, L.L.P.
                                              4101 Lake Boone Trail
                                              Suite 400
                                              Raleigh, North Carolina 27607
                                              Fax Number:  (919) 420-1800

        To Operator:
                                              ---------------------------
                                              ---------------------------
                                              ---------------------------
                                              ---------------------------
                                              ---------------------------
                                              ---------------------------

        To AMBEST:                            Burt Newman, CEO & President
                                              Harpeth on the Green One
                                              101 West Park Drive, Suite 230
                                              Brentwood, Tennessee  37027
                                              Fax Number:  (615) 371-5186

All notices shall be deemed delivered only upon actual receipt. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to the terms of this Section 20(a).

                  (b) Expenses. Each party agrees to pay, without right of reimbursement from any other party, its costs relating to the preparation of this Agreement and the performance of its obligations hereunder, including without limitation, fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

                  (c) Actions; Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use its best efforts in good faith to: (i) take or cause to be taken as promptly as practicable all actions and obligations arising herein; and (ii) do or cause to be done all things that are within its power to fulfill and comply with its obligations or the obligations of the other parties to consummate the transactions contemplated herein.

                  (d) Press Releases. PNV, AMBEST and Operator shall consult with each other as to the form and content of all press releases and other public disclosures of matters relating to this Agreement, the System and the Services. Nothing in this section shall prohibit PNV, AMBEST or Operator from making any disclosure which its legal counsel deems necessary or advisable to fulfill such party's disclosure obligations under applicable law. All disclosure shall be transmitted by telecopier to the other party or its counsel prior to publication or dissemination.

                  (e) Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                  (f) Applicable Law. This agreement shall be governed in all respects by the laws of the State of Florida.

                  (g) Litigation; Prevailing Party. If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel of the prevailing party.

                  (h) Schedules. The Schedules attached to this Agreement are integral parts of this Agreement and all references to this Agreement shall include the Schedules.

                  (i) Modification. This Agreement shall not be modified or amended except by an instrument in writing executed by the parties to this Agreement.

                  (j) Successors And Assigns. This Agreement shall apply to, and be binding upon, the parties and their respective successors and permitted assigns.

                  (k) Severability. If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.

                  (l) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, Operator, AMBEST and PNV have caused this Agreement to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.


                                  PARK 'N VIEW, LTD., a
                                  Florida limited partnership

                                  By:  Park 'N View General Partner, Inc., a
                                  Florida corporation

                                           By:  /s/ Ian Williams
                                              ---------------------------
                                           Ian Williams, President



                                  AMBEST, a Tennessee corporation


                                           By:  /s/ Bert Newman
                                              ---------------------------
                                           Bert Newman

                                   SCHEDULE 1
                      LIST OF TRUCKSTOPS OWNED OR OPERATED
                                   BY OPERATOR

                                  AMBEST, INC.

AB-01      Fifth Wheel\Milton              Exit 320, MM320                                  Milton             905-878-8441
AB-07      Road King Truck Stop            Peigan Trail Exit, Hwy 2    Peigan Trail Ext.    Calgary            403-273-4849

AL-01      Perils Truck Stop of AL         Exit 70                                          Cusseta            334-756-3161

AR-01      Truckomat-No. Little Rock       Exit 161, MM161             Galloway             North Little Rock  501-945-2899

AR-03      Memphis Gateway Travel          Exit 278                    Hwy. 77              West Memphis       870-735-7078
           Center

AR-04      Van Buren Travel Center         Exit 5                      Hwy. 59              Van Buren          501-474-8081

AZ-01      Rip Griffin Travel Centers      Exit 103, MM103                                  Tonopah            602-386-5443

AZ-03      Rip Griffin Travel Centers      Exit 340, MM340             Fort Grand Road      Willcox            520-384-5311

CA-01      Rip Griffin Travel Centers      at Lenwood Road                                  Barstow            760-253-2922

CA-02      Bruce's Bakersfield Truck       Exit 184                                         Bakersfield        805-366-5314
           Stop

CA-03      Vanco Truck & Auto Plaza        1033 W. Charter Way         Hwy. 4               Stockton           208-468-0833

CA-04      Southwest Express Travel Plaza  I-10 & Mesa Drive           Mesa Drive           Blythe             760-922-5109

CA-07      San Luis Truck Stop             Santa Nella @ Exit 33                            Gustine            209-827-8020

CA-08      Bruce's Buttonwillow Ambest     Hwy. 58                                          Buttonwillow       805-764-5107

CA-09      Salinas Auto/Truck Plaza        Monterey Penisula at                             Salinas            408-424-0875
                                           Sanborn Rd.

CO-01      Rip Griffin Travel Centers      Exit 359, MM359             U.S. 24              Limon              719-775-2811

CO-03      Johnson's Corner Truckstop      Exit 254, MM254                                  Loveland           970-667-2059

FL-04      New Cigar City Truck Stop       Exit 8                                           Tampa              813-623-2255

FL-05      Capital City Truck/Travel       Exit 32, MM217              Hwy. 59              Lloyd              850-997-3538
           Center

GA-01      Choo Choo Truck Wash Plaza      Exit 139, MM                                     Ringgold           706-935-5107

GA-02      Cisco Travel Plaza, Inc.        Exit 2A, MM5                                     Kingsland          912-729-6550


GA-03      Leathers Truck Stop             Exit 6, MM26                                     Villa Rica         770-459-6615

GA-05      Georgia Travel Center           Exit 31, MM97                                    Cordale            912-273-5710

IA-02      Bosseiman Travel Center         Exit 142, MM142A            U.S. 65              Altonna            515-967-7878

IA-03      Iowa 80 Truck Stop              Exit 284, MM284                                  Walcott            319-284-8961

IA-05      Truckomat of Council Bluffs     Exit 3, MM3                                      Council Bluffs     712-366-1766

IA-06      I-35 Truck Stop                 Exit 144, MM144             Hwy. 20              Williams           515-854-2238

ID-02      Traveler's Oasis                Exit 182, MM182                                  Eden               208-825-4147

ID-03      Ranch Hand Truck Stop, Inc.     23200 N. Hwy. 30                                 @ Montpeller       208-847-1180

IL-01      Dixie Truckers Home             Exit 145, MM145             U.S. Route 136       McLean             309-874-2323

IL-02      Dixie Truckers Home             Exit 212, MM212                                  Tuscola            217-253-4721

IL-04      Romines Standard Plaza          Exit 112-B, MM112           Rt. 47               Morris             815-942-5690

IL-05      Woodhull Plaza                  Exit 32, MM32                                    Woodhull           309-334-2191

IL-06      Getaway Midstate Truck          Exit 4, MM4                                      East St. Louis     618-875-5800
           Plaza

IL-07      Arrowhead Shell Oasis Truck     Exit 36, MM36 1/2           U.S. Hwy 20          Hampshire          847-683-2061
           Stop

IL-08      Truckomat-So.Holland            Exit 73B, MM73              I-80, Hwy 8          South Holland      708-339-6338

IN-01      Brazil 70 Ambest                Exit 23, MM23               St. Rd 59 & I-70     Brazil             812-446-2296

IN-03      Haubstadt 41 Travel Plaza       I-84, MM20                  11/2Miles N. I-64    Haubstadt          812-768-6158

IN-04      231 Ambest Plaza                Exit 57, MM57               U.S. 231             Dale               812-937-4408

IN-06      Grovertown Truckstop, Inc.      State Hwy 23                                     Grovertown         219-887-2810

IN-08      Daleville 76 ATP                Exit 34, MM34                                    Daleville          765-378-0246

IN-10      Gas America #43                 Exit 115, MM115             Hwy. 109             Knightstown        765-735-6820

IN-11      Steel City Truck Stop           Exit 9A, MM88               I-85                 Gary               219-884-1133

IN-12      Steel City Express              Exit 22-B, MM22-B                                Porter             219-926-4871

KS-01      Bosselman Travel Center-        Exit 252, MM252                                  Salina             785-825-6787
           Salina

KS-02      Newell Truck Plaza              Exit 31, MM31               U.S. 50              Newton             316-283-4000

KS-03      Star Fuel Centers, Inc.         Exit 215                    Hwy. 169 & K7        Olatha             913-780-2009

KY-03      Henderson Auto/Truck Plaza      2214 U.S. Hwy. 41 North                          Henderson          501-827-3881


KY-06      Madisonville Auto/Truck Plaza   Exit 37, MM37               Hwy. 183             Mortons Gap        502-258-5213
           Plaza

KY-09      Olive Hill Happy Mart           Exit 161, MM161                                  Olive Hill         506-286-5252

KY-11      Southern Pride Truck Stop       Exit 16, MM16                                    Paducah            502-898-8753

KY-12      Expressway Shell                Exit 38, MM38               I-75 & 192           London             606-864-2183

KY-13      Sonors Auto-Truck Plaza         Exit 81, MM81                                    Sonora             502-369-7300

KY-14      Waddy `76 Travel Plaza          Exit 43, MM43               KY 395               Waddy              502-829-5223

KY-15      Curry Petrol Auto Truck         Exit 41, MM41                                    London             606-864-2174
           Center

LA-01      Kelly's Truck Terminal          Exit 5                      Hwy. 80              Greenwood          318-938-5411

MA-01      Pride Travel Center             Exit 6, MM6                 I-291                Chicopee           413-592-8190

ME-01      Howell's Travel Shop            Exit 2, Rt. 1 & I-236       I-236                Kittery            207-439-2466

MI-01      TE-KHI Truck Auto Plaza         Exit 104, MM104                                  Battle Creek

MI-02      Windmill Truck Stop             Exit 98A, MM98A             I-98 & I-69          Lansing            517-848-0717

MN-02      Petrol Pumper #0073             MM146                       Hwy. 109             Alden              507-874-3767

MN-03      Petrol Pumper #0079             MM300                                            S. Minneapolis     612-438-3397

MN-04      Petrol Pumper #0065             Exit 42, MM42               Hwy. 14 West         Owatonna           507-455-0050

MN-05      Petrol Pumper #0081             MM218                       Hwy. 52              Rochester          507-289-0540

MN-06      Petrol Pumper #0066             Exit 183, MM183                                  Hasty              612-878-1655

MO-01      B & D Truck Port                Exit 127, MM127                                  Lebanon            417-588-2281

MO-03      Oak Grove                       301 SW 1st                  I-26                 Oak Grove          816-690-4455

MO-04      J & N Truck Stop                Exit 143, MM143             County Rd M, N, & J  Ste. Genevieve     573-543-2287

MO-05      Kearney Truck Plaza             Exit 26, MM26               Hwy. 92              Kearney            816-628-5101

MS-02      35-55 Truck Stop                Exit 174, MM174             I-55                 Valden             601-484-5357

MT-01      Muralt's Truck Plaza            Exit 96, MM96               U.S. 93              Missoula           405-728-4700

NC-01      Kings Mountain Truck Plaza      Exit 5, MM5                                      Kings Mountain     704-739-8415

NC-02      Horn's Unocal ATP               Exit 170, MM170             Highway 601          Mocksville         338-751-3815

ND-01      Big Sioux Travel Plaza          Exit 138                    32nd Ave. S.         Grand Forks        701-748-8145


NE-01      Bosselman Travel Center-BS      Exit 107, MM107             I-76                 Big Springs        308-889-3886

NE-02      Bosselman Travel Center-G1      Exit 312, MM312             U.S. 281             Grand Island       308-382-2288

NE-03      Bosselman's Fuel Stop-Wood      Exit 300, MM300             Hwy. 11              Wood River         308-583-2493
           River

NE-04      Bosselman Travel Center-EC      Exit 257, MM312             U.S. 183             Elm Creek          308-858-4330

NM-01      Rip Griffin Travel Centers      Exit 194, MM194             St. Hwy. 41          Moriarty           505-832-4421

NM-02      Price's Truck Stop              US Hwys. 285 & 70                                Roswell            505-823-1450

NY-01      Sugar Creek Travel Plaza        Route 19 & 33, MM3                               Bergen             716-494-2120
           #09

NY-02      Sugar Creek Travel Plaza        Exit 42, Rt. 14, MM340      Route 14             Geneva             315-781-1484
           #107

NY-03      Sugar Creek Travel Plaza        I-390, Exit 12, MM12                             Henrietta          716-334-7510
           #88                                                                              (Rochester)

NY-04      Sugar Creek Travel Plaza #67    Exit 37, MM37                                    Ranona             607-776-7834
           #67

NY-05      Sugar Creek Travel Plaza        Exit 48                     Rt. 37 & 342         Pamelia            315-785-9232
           #90

NY-07      Lounsberry Truck Stop           Exit 63                                          (Watertown)        607-687-3957
                                                                                            Nichols

NY-08      Sugar Creek Stores #66          Exit 16                     Route 17             Randolph           716-358-3939

NY-10      Canaan Truck Stop               Exit B22                    NY State Thruway     Canaan             518-781-4144

OH-01      Stony Ridge Truck Plaza         Exit 1B, MM72                                    Toledo             419-837-6409

OH-02      Stony Ridge Truck Plaza -       Exit 29, MM29               I-75 & S. R. 63      Monroe             513-539-9247
           South

OH-03      Truckomat - Hebron              Exit 126, MM126                                  Hebron             740-467-2818

OK-01      Simon's Truck Oasis #1          Exit 26, MM26                                    Sayre              405-928-5571

OK-02      Bruce's Tulsa Truck Plaza       161st St. Exit, MM238                            Tulsa              918-234-3800

OK-03      Bruce's Oklahoma City I-40      Exit 166, MM166             Chociaw Rd.          Oklahoma City      405-386-2021

OK-04      Bruce's Oklahoma City I-35      Exit 134, Wilshire Blvd.    Wilshire Blvd.       Oklahoma City      405-478-0473

OR-01      Jubliz Truck Stop               Exit 307 on Marine Dr.                           Portland           503-283-1111

OR-02      Arrowhead Travel Plaza          Exit 216, MM216                                  Pendleton          541-276-8484

PA-02      All American Auto/Truck Plaza   Exit 17, MM52               PA Turnpike, Exit    Carlisle           717-249-1921
           Plaza                                                       16


PA-04      Green Shingle Service           Exit 5, MM18.5              Rt. 832              Erie               814-838-1947

PA-05      Clark's Ferry All American      U.S. 22-322                                      Duncannon          717-834-3174
           Plaza

PA-06      Frystown All American Plaza     Exit 2, MM10                                     Bethel             717-834-3174

PA-07      Pine Grove All American Plaza   Exit 31, MM100              Hwy. 443             Pine Grove         717-345-8110

PA-08      Howe's 84 Auto/Truck Plaza      Exit 5, MM17                Rt. 191              Lake Ariel         717-698-5821

PA-09      Carlisle Texaco Truck Plaza     Exit 17 off I-81            Exit 16 off PA       Carlisle           717-765-5144
                                                                       Turnpike

PA-13      Pocono Mountain Travel Plaza    Exit 468-30S, MM46          U.S. 33              Bartonsville       717-421-1770

PA-14      Keystone Shortway Travel        Exit 11, MM70               U.S. 322             Strattanville      814-379-3276
           Center

SC-01      Anderson Truck Plaza            Exit 27, MM27               Hwy. 81              Anderson           884-224-6454

TN-01      417 Travel Center               Exit 417, MM417             TN 92                Dandridge          423-397-3547

TN-02      The Tennessean Truck Stop       Exit 22, MM417              US Hwy 31A           Cornersville       931-283-4171

TX-02      Hitchin' Post T/T-Gainsville    Exit 500, MM500                                  Gainesville        940-665-9521

TX-03      Hitchin' Post T/T-Huntsville    Exit 118, MM118             Texas Hwy. 75        Huntsville         409-295-2488

TX-04      Rip Griffin Travel Centers      Exit 177, MM177             Hwy. 87              Big Spring         915-264-4444

TX-05      Rip Griffin Travel Centers      50th Street/Ave. "A"        I-27 to Ave. A       Lubbock            806-747-2505

TX-06      Rip Griffin Travel Centers      Exit 503, MM503                                  Terrell            972-553-6939

TX-07      Texaco Auto/Truck Plaza         Exit 77                                          Amarillo           806-335-1911

TX-09      Rip Griffin Travel Centers      U.S. 84                     180 & U.S. 84        Snyder             915-573-5213

TX-10      Rip Griffin Travel Centers      Exit 74, MM74               Hwy. 86              Tulia              806-995-4567

TX-13      Rip Griffin Travel Centers      Exit 193                    Conrads Road         New Braunfels      830-608-9395

TX-14      El Paso Travel Plaza            Exit 37                     Hortzon Blvd.        El Paso            915-852-4141

TX-15      Houston West Travel Center      MM732                       F.M. 359             Brookshire         281-934-8576

TX-16      Circle Bar Auto Truck Plaza     Exit 372                                         Ozona-San Angelo   915-392-2837

UT-02      West Winds Truck Stop           Exit 162, MM162             Hwy. #6 & #191       Green River        435-564-3495

UT-04      Super-Mart Utah                 Exit 21 South & 3rd W.      201                  Salt Lake City     801-481-7535


VA-02      The Virginian Truck Stop        Exit 291, MM291                                  Tom's Brook        540-438-3141

VA-03      Doswell All American Plaza      Exit 96, MM96               Route 30             Doswell            804-876-3712

WI-01      Bar-B Travel Plaza              Exit 116, MM116             Hwy. 54              Black River        715-284-4341
                                                                                            Falls
WI-03      Edgerton Shell Oasis Truck      Exit 160                    Hwy. 51 & Hwy. 73    Edgerton           608-884-9451
           Stop

WI-04      Highlands Mobil Travel Plaza    Exit 333, MM333             Hwy. 20              Racine             414-884-7500

WV-01      Dallas Pike Travel Express      Exit 11, MM11               Dallas Pike          Wheeling           304-547-0570

WY-01      Rip Griffin Travel Centers      Exit 214, MM214                                  Rawlins            307-328-2103

                                   SCHEDULE 2
                          LIST OF CURRENT PNV EQUIPMENT

Current PNV Equipment:

Satellite Dish & Off-air receive antenna
Processing [head-end] equipment
Telephone PBX switch and operator console
Distribution cables
Parking lot plug-in boxes
Rental coaxial cables
Rental telephones and cables
Rental Televisions
Cable TV "billing" computer and software
Prepaid [debit] phonecard dispenser
Telephone & Cable TV accessories for resale

                                   SCHEDULE 3
                      LIST OF CURRENT PROGRAMMING SCHEDULE

                         Current Programming Schedule:

==============================================================================================
Channel #                               Program
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
2*                                      Playboy
----------------------------------------------------------------------------------------------
3                                       CBS
----------------------------------------------------------------------------------------------
4                                       ESPN
----------------------------------------------------------------------------------------------
5                                       Fox
----------------------------------------------------------------------------------------------
6                                       HBO (East)
----------------------------------------------------------------------------------------------
7                                       WGN Chicago
----------------------------------------------------------------------------------------------
8                                       USA
----------------------------------------------------------------------------------------------
9                                       WTBS Atlanta
----------------------------------------------------------------------------------------------
10                                      PNV Program Guide and Advertising
----------------------------------------------------------------------------------------------
11                                      TNN
----------------------------------------------------------------------------------------------
12                                      Headline News
----------------------------------------------------------------------------------------------
13                                      ABC
==============================================================================================

* This program forms part of a premium tier of service.

                                   SCHEDULE 4
                       LIST OF CURRENT TELEPHONE SERVICES


Current Telephone Services:

1-800 calls
Local calls
Operator services
Direct call back to stall # (automated)
Message waiting
Wake-up calls (automated)